EXHIBIT 99.1

Royal Gold Reports Record Quarterly Revenue and Earnings Per Share

DENVER, COLORADO. NOVEMBER 2, 2016: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) reports record net income attributable to stockholders (“net income”) of $29.8 million, or $0.46 per share, on record revenue of $117.9 million in its fiscal first quarter ended September 30, 2016 (“first quarter”). Earnings increased significantly compared to the prior year quarter net loss of $45.0 million, or ($0.69)1per share, on revenue of $74.1 million.

First Quarter Highlights Compared to the Prior Year Quarter:

•	Strong volume of 88,400 Gold Equivalent Ounces (“GEOs[2]”), an increase of 34%
•	Record revenue of $117.9 million, an increase of 59%
•	Operating cash flow of $55.1 million, versus $2.5 million prior year
•	Record earnings per share of $0.46, versus ($0.69) per share prior year
•	Dividends paid of $15.0 million, an increase of 5%
•	Average gold price of $1,335, an increase of 19%

“Fiscal 2017 is off to a great start with two powerful business development catalysts and very strong financial results,” commented Tony Jensen, President and CEO. “Our purchase of another royalty at Cortez Crossroads provides additional exposure to one the world’s premier gold mines, while Centerra Gold’s successful acquisition of Thompson Creek Metals adds a strong partner to our portfolio and provides clarity for our Mount Milligan interest. In addition to these successes, the benefits of other investments we made over the last six quarters are now contributing to the record financial results we are announcing today.”

Recent Developments

Amended Stream at Mount Milligan

On October 20, 2016, Royal Gold amended its streaming interest at the Mount Milligan mine, now owned by a subsidiary of Centerra Gold Inc. (“Centerra”).

Under the terms of the amendment, our 52.25% gold stream at Mount Milligan has been amended to a 35.0% gold stream and an 18.75% copper stream. We will continue to pay $435 per ounce of gold delivered and will pay 15.0% of the spot price per metric tonne of copper delivered. Mount Milligan gold in concentrate that was in transit prior to October 20, 2016 will be delivered to us under the current 52.25% stream. Under the terms of both the original and amended agreements, there is a maximum of five months between concentrate shipment and final settlement, and the Company expects to begin receiving gold and copper deliveries reflecting the amended stream agreement in March 2017.

1 Earnings and operating cash flow in the prior year quarter were impacted by discrete tax expenses of $56 million.

2 GEOs are calculated as revenue divided by the average gold price for the same period. GEOs net of stream payments were 71,400 ounces in the first quarter compared to 55,700 ounces in the year ago quarter.

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After transition to the amended stream, Royal Gold expects that, on the basis of its current stream and royalty portfolio, approximately 85% of total future net revenue will come from precious metals and 15% from base metals.

Acquisition of Additional Royalty Interests at Cortez

On September 19, 2016, Royal Gold, through its wholly owned subsidiary, Denver Mining Finance Company, Inc. acquired a 3.75% Net Value Royalty (“NVR”) covering a significant area of Barrick Gold Corporation’s (“Barrick”) Cortez gold mine in Nevada, including the Crossroads deposit from a private party seller for total consideration of $70 million. With this acquisition, Royal Gold’s interests at Cortez Crossroads comprise a 4.43% NVR and a 5% sliding-scale Gross Smelter Return (“GSR”) royalty at current gold prices. Royal Gold’s interests on production from the Pipeline and South Pipeline deposits as well as portions of the Gap deposit are comprised of a 4.83% NVR and a 5.71% GSR royalty at current gold prices.

As of December 31, 2015, proven and probable reserves subject to Royal Gold’s interests at Cortez were estimated at 3.7 million ounces of gold, including approximately 3 million gold ounces at Crossroads. Waste stripping at Crossroads is underway and production is estimated to begin in calendar 2018.

First Quarter Overview

First quarter revenue of $117.9 million included stream revenue of $85.5 million and royalty revenue of $32.4 million. Stream segment gold purchases totaled approximately 63,000 ounces and gold sales were approximately 60,000 ounces. Stream segment silver purchases were approximately 543,000 ounces and silver sales were approximately 323,000 ounces. The Company had approximately 24,000 ounces of gold and 544,000 ounces of silver in inventory at September 30, 2016, as previously announced, compared to approximately 20,000 ounces of gold and approximately 324,000 ounces of silver at June 30, 2016.

First quarter cost of sales was $22.7 million, compared to $11.5 million in the year ago quarter. Cost of sales is specific to our stream agreements and is the result of Royal Gold’s purchase of gold and silver for a cash payment. The increase is primarily attributable to new production from our gold and silver streams at Pueblo Viejo and increased deliveries from Andacollo and Mount Milligan.

General and administrative expenses were $10.5 million in the first quarter, compared to $9.5 million in the year ago quarter. The increase was related to increased legal and litigation costs of approximately $1.3 million.

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Depreciation, depletion and amortization increased to $40.1 million for the first quarter, an increase from $27.1 million from the year ago quarter. The increase was primarily attributable to new production from our gold and silver streams at Pueblo Viejo ($9.6 million) and an increase in gold stream sales from Mount Milligan and Andacollo, which resulted in additional depletion of approximately $5.7 million. These increases were partially offset by lower overall production within our royalty interest segment.

Exploration costs, which are related to our Peak Gold joint venture in Alaska, totaled $3.3 million in the first quarter, compared to $3.2 million in the year ago quarter. As of September 30, 2016, Royal Gold had earned a 15.1% interest in the Peak Gold joint venture.

We recognized a first quarter income tax expense of $7.2 million, compared with income tax expense of $59.2 million during the year ago quarter.  This resulted in an effective tax rate of 21.1% in the current period, compared with 415.7% in the quarter ended September 30, 2015.  The decrease in the effective tax rate is primarily related to the discrete tax impacts attributable to the Company’s Andacollo transactions and the liquidation of our Chilean subsidiary during the three months ended September 30, 2015.

At September 30, 2016, we had current assets of $192.0 million compared to current liabilities of $25.6 million, resulting in working capital of $166.4 million. This compares to current assets of $164.8 million and current liabilities of $22.7 million at June 30, 2016, resulting in working capital of $142.1 million. As of September 30, 2016, the Company had $305 million available and $345 million outstanding under its revolving credit facility. Working capital, combined with the Company’s undrawn revolving credit facility, resulted in approximately $471 million of total liquidity at September 30, 2016.

PROPERTY HIGHLIGHTS

A summary of first quarter and historical production can be found on Tables 1 and 2. Calendar year production estimates versus actual production at certain producing properties can be found on Table 3. Results of our streaming business for the first quarter compared to the year ago quarter, can be found on Table 4. Highlights at certain of the Company’s principal producing and development properties during the first quarter, compared to the year ago quarter, are detailed in our Form 10-Q.

CORPORATE PROFILE

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production based interests. The Company owns interests on 192 properties on six continents, including interests on 38 producing mines and 24 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

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For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing the first quarter results will be held on Thursday, November 3, 2016, followed by a conference call that day at noon Eastern Time (10:00 a.m. Mountain Time).  The call will be webcast and archived on the Company’s website for a limited time.

First Quarter Earnings Call Information:

Dial-In Numbers:	855-209-8260 (U.S.); toll free
855-669-9657 (Canada); toll free
412-542-4106 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com royalgold.com under Investors, Events &
Presentations

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about an additional royalty at Cortez providing exposure to one of the world’s premier gold mines, Centerra’s acquisition of Thompson Creek Metals adding a strong partner to the Company’s portfolio and providing clarity for the Company’s Mount Milligan interest; operators’ expectations about development; anticipated production and returns from our stream and royalty properties; estimated percentages of precious and base metals expected from Mount Milligan and from the Company’s stream and royalty portfolio in the aggregate after transition to the amended Mount Milligan stream agreement; development and estimated start of production at Cortez Crossroads; operators’ production estimates for calendar year 2016 and statements about the opportunities for portfolio and investment growth and diversification and the Company’s ability to pursue such opportunities. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's stream and royalty properties, including gold and copper production at Mount Milligan; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; operators’ delays in securing or inability to secure necessary governmental permits; decisions and activities of the operators of the Company's stream and royalty properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the mining properties may encounter; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s stream and royalty properties; contests to the Company’s stream and royalty interests and title and other defects to the Company’s stream and royalty properties; errors or disputes in calculating stream and royalty payments, or payments not made in accordance with stream and royalty agreements; economic and market conditions; risks associated with conducting business in foreign countries; changes in laws governing the Company and its stream and royalty properties or the operators of such properties, and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

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Statement Regarding Third Party Information:  Certain information provided in this press release, including production estimates for calendar 2016, has been provided to us by the operators of those properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

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TABLE 1

First Quarter Fiscal 2017

Revenue and Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

		Three Months Ended			Three Months Ended
		September 30, 2016			September 30, 2015
			Reported			Reported
Stream/Royalty	Metal(s)	Revenue	Production[1]		Revenue	Production[1]
Stream:
Mount Milligan	Gold	$38,386	28,900	oz.	$23,465	21,000	oz.
Pueblo Viejo		$20,950			N/A	N/A
	Gold		11,000	oz.	N/A	N/A
	Silver		323,300	oz.	N/A	N/A
Andacollo	Gold	$20,169	15,200	oz.	$10,716	9,500	oz.
Wassa and Prestea	Gold	$5,999	4,500	oz.	$3,624	3,200	oz.
Other	Gold	$-	N/A	oz.	$52	100	oz.
Total stream revenue		$85,504			$37,857

Royalty:
Peñasquito		$5,821			$8,046
	Gold		100,100	oz.		226,500	oz.
	Silver		5.2	Moz.		7.3	Moz.
	Lead		33.0	Mlbs.		49.1	Mlbs.
	Zinc		73.0	Mlbs.		118.7	Mlbs.
Cortez	Gold	$2,040	21,800	oz.	$1,812	22,600	oz.
Other	Various	$24,582	N/A		$26,341	N/A
Total royalty revenue		$32,443			$36,199
Total revenue		$117,947			$74,056

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TABLE 2

Operators’ Historical Production

				Reported Production For The Quarter Ended[1]
Property	Stream/Royalty	Operator	Metal(s)	Sep. 30, 2016		Jun. 30, 2016		Mar. 31, 2016		Dec. 31, 2015		Sep. 30, 2015
Stream:
Mount Milligan[2]	35.00% of payable gold; 18.75% of payable copper	Centerra	Gold	28,900	oz.	23,800	oz.	25,400	oz.	38,700	oz.	21,000	oz.
Pueblo Viejo	7.5% of gold produced up to 990,000 ounces; 3.75% therafter	Barrick (60%)	Gold	11,000	oz.	10,600	oz.	11,800	oz.	8,800	oz.	N/A
	75% of payable silver up to 50 million ounces; 37.5% therafter		Silver	323,300	oz.	208,900	oz.	N/A		N/A		N/A
Andacollo	100% of gold produced	Teck	Gold	15,200	oz.	13,500	oz.	13,500	oz.	5,200	oz.	9,500	oz.
Wassa and Prestea	9.25% of gold produced up to 240,000 ounces; 5.5% therafter	Golden Star	Gold	4,500	oz.	4,600	oz.	3,500	oz.	8,800	oz.	3,200	oz.
Royalty:
Peñasquito	2.0% NSR	Goldcorp
			Gold	100,100	oz.	41,900	oz.	120,300	oz.	195,400	oz.	226,500	oz.
			Silver	5.2	Moz.	2.6	Moz.	4.8	Moz.	6.8	Moz.	7.3	Moz.
			Lead	33.0	Mlbs.	13.3	Mlbs.	30.2	Mlbs.	41.7	Mlbs.	49.1	Mlbs.
			Zinc	73.0	Mlbs.	43.2	Mlbs.	73.1	Mlbs.	98.0	Mlbs.	118.7	Mlbs.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	21,800	oz.	16,100	oz.	18,400	oz.	17,000	oz.	22,600	oz.

FOOTNOTES

Tables 1 and 2

[1]	Reported production relates to the amount of metal sales that are subject to our stream and royalty interests for the stated period, as reported to us by operators of the mines.
[2]	Reflects the October 20, 2016 amendment to our Mount Milligan streaming agreement. Prior to the amendment, Royal Gold had a 52.25% gold stream. Gold concentrate that is currently in transit will be delivered to us under the 52.25% gold stream.

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TABLE 3

Calendar 2016 Operators’ Production Estimate vs Actual Production

	Calendar 2016 Operator’s Production					Calendar 2016 Operator's Production
	Estimate[1]					Actual[2,3]
	Gold	Silver		Base Metals		Gold	Silver		Base Metals
Stream/Royalty	(oz.)	(oz.)		(lbs.)		(oz.)	(oz.)		(lbs.)
Stream:
Andacollo[4]	57,600	-		-		40,100	-		-
Mount Milligan[5]	240,000-270,000	-		-		99,700	-		-
Pueblo Viejo[6]	670,000-700,000	Not provided				511,000	Not provided		-
Wassa and Prestea[7]	180,000-205,000					95,700
Royalty:
Cortez GSR1	119,200	-		-		53,100	-		-
Cortez GSR2	1,300	-		-		3,100	-		-
Cortez GSR3	120,500	-		-		56,200	-		-
Cortez NVR1	68,900	-		-		36,600	-		-
Peñasquito[8]	520,000-580,000	22-24	million	-		282,000	13.1	million	-
Lead				145-155	million				79.8	million
Zinc				375-400	million				184.6	million

[1]	Production estimates received from our operators are for calendar 2016. There can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward-looking statements preceding Table 1 above, as well as the Risk Factors identified in Part I, Item 1A, of our Fiscal 2016 10-K for information regarding factors that could affect actual results.
[2]	Actual production figures shown are from our operators and cover the period January 1, 2016 through September 30, 2016, unless otherwise noted.
[3]	Actual production figures for Andacollo and Cortez are based on information provided to us by the operators, and actual production figures for Andacollo, Mount Milligan, Pueblo Viejo, Peñasquito (gold), and Wassa and Prestea are the operators’ publicly reported figures.
[4]	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.
[5]	The estimated and actual production figures shown for Mount Milligan are payable gold in concentrate. Actual production shown is for the six months ended June 30, 2016. Nine months ended September 30, 2016, information was not available from the operator as of the date of this report.
[6]	The estimated and actual production figures shown are payable gold in doré and represent Barrick’s 60% interest in Pueblo Viejo.
[7]	The estimated production figure shown is payable gold in doré. Actual production shown is for the six months ended June 30, 2016. Nine months ended September 30, 2016, information was not available from the operator as of the date of this report.
[8]	The estimated gold and silver production figures reflect payable gold and silver in concentrate and doré, while the estimated lead and zinc production figures reflect payable metal in concentrate.

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TABLE 4

Stream Summary

	Three months ended September 30, 2016		Three months ended September 30, 2015		As of September 30, 2016	As of June 30, 2016
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Mount Milligan	29,900	28,900	23,800	21,000	8,500	7,500
Wassa and Prestea	4,500	4,500	6,300	3,200	1,300	1,300
Pueblo Viejo	13,700	11,000	N/A	N/A	13,700	11,000
Andacollo	15,300	15,200	9,800	9,500	100	-
Phoenix Gold	-	-	100	100	-	-
Total	63,400	59,600	40,000	33,800	23,600	19,800

	Three months ended September 30, 2016		Three months ended September 30, 2015		As of September 30, 2016	As of June 30, 2016
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Pueblo Viejo	543,300	323,300	N/A	N/A	543,700	323,700

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ROYAL GOLD, INC.

Consolidated Balance Sheets

As of September 30,

(In thousands except share data)

	September 30, 2016	June 30, 2016
ASSETS
Cash and equivalents	$133,042	$116,633
Royalty receivables	23,951	17,990
Income tax receivable	21,028	20,043
Stream inventory	12,615	9,489
Prepaid expenses and other	1,350	614
Total current assets	191,986	164,769

Stream and royalty interests, net	2,898,094	2,848,087
Other assets	58,511	53,696
Total assets	$3,148,591	$3,066,552

LIABILITIES
Accounts payable	$6,129	$4,114
Dividends payable	15,023	15,012
Other current liabilities	4,433	3,554
Total current liabilities	25,585	22,680

Debt	674,029	600,685
Deferred tax liabilities	120,672	133,867
Uncertain tax positions	23,370	16,996
Other long-term liabilities	6,391	6,439
Total liabilities	850,047	780,667

Commitments and contingencies

EQUITY
Preferred stock, $.01 par value, authorized 10,000,000 shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; and 65,142,812 and 65,093,950 shares outstanding, respectively	652	651
Additional paid-in capital	2,180,815	2,179,781
Accumulated other comprehensive loss	-	-
Accumulated earnings	63,349	48,584
Total Royal Gold stockholders’ equity	2,244,816	2,229,016
Non-controlling interests	53,728	56,869
Total equity	2,298,544	2,285,885
Total liabilities and equity	$3,148,591	$3,066,552

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ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands except for per share data)

	For The Three Months Ended
	September 30,	September 30,
	2016	2015
Revenue	$117,947	$74,056

Costs and expenses
Cost of sales	22,662	11,466
General and administrative	10,507	9,510
Production taxes	497	1,592
Exploration costs	3,288	3,156
Depreciation, depletion and amortization	40,102	27,147
Total costs and expenses	77,056	52,871

Operating income	40,891	21,185

Interest and other income	1,557	265
Interest and other expense	(8,305)	(7,214)
Income before income taxes	34,143	14,236

Income tax expense	(7,188)	(59,177)
Net income (loss)	26,955	(44,941)
Net loss (income) attributable to non-controlling interests	2,832	(105)
Net income (loss) attributable to Royal Gold common stockholders	$29,787	$(45,046)

Net income (loss)	$26,955	$(44,941)
Adjustments to comprehensive income (loss), net of tax
Unrealized change in market value of available-for-sale securities	-	(449)
Comprehensive income (loss)	26,955	(45,390)
Comprehensive loss (income) attributable to non-controlling interests	2,832	(105)
Comprehensive income (loss) attributable to Royal Gold stockholders	$29,787	$(45,495)

Net income (loss) per share available to Royal Gold common stockholders:

Basic earnings (loss) per share	$0.46	$(0.69)
Basic weighted average shares outstanding	65,116,686	65,048,439
Diluted earnings (loss) per share	$0.46	$(0.69)
Diluted weighted average shares outstanding	65,280,904	65,048,439
Cash dividends declared per common share	$0.23	$0.22

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ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	For The Three Months Ended
	September 30,	September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$26,955	$(44,941)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation, depletion and amortization	40,102	27,147
Amortization of debt discount and issuance costs	3,351	3,197
Non-cash employee stock compensation expense	4,144	4,227
Tax benefit of stock-based compensation exercises	24	150
Deferred tax expense	(1,030)	11,767
Other	(153)	(390)
Changes in assets and liabilities:
Royalty receivables	(5,962)	13,142
Stream inventory	(3,125)	(1,981)
Income taxes receivable	(16,480)	(17,192)
Prepaid expenses and other assets	(1,724)	(2,682)
Accounts payable	1,777	3,266
Uncertain tax positions	6,374	77
Other liabilities	879	6,704
Net cash provided by operating activities	$55,132	$2,491

Cash flows from investing activities:
Acquisition of stream and royalty interests	(90,083)	(1,300,881)
Andacollo royalty termination	-	345,000
Golden Star term loan	-	(20,000)
Other	(226)	(228)
Net cash used in investing activities	$(90,309)	$(976,109)

Cash flows from financing activities:
Borrowings from revolving credit facility	70,000	350,000
Net payments from issuance of common stock	(2,038)	-
Common stock dividends	(15,012)	(14,341)
Purchase of additional royalty interest from non-controlling interest	(1,025)	-
Tax expense of stock-based compensation exercises	(24)	(150)
Other	(315)	(430)
Net cash provided by financing activities	$51,586	$335,079
Net increase (decrease) in cash and equivalents	16,409	(638,539)
Cash and equivalents at beginning of period	116,633	742,849
Cash and equivalents at end of period	$133,042	$104,310

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SCHEDULE A

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Our management uses Adjusted EBITDA and Adjusted Net Income as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that these measures are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and noncore items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is defined by the Company as net income (loss) plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating loss (income) of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. See the table below for a reconciliation of net income to Adjusted EBITDA.

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SCHEDULE A

	For The Three Months Ended
	September 30,
	(Unaudited, in thousands)
	2016	2015

Net income (loss)	$26,955	$(44,941)
Depreciation, depletion and amortization	40,102	27,147
Non-cash employee stock compensation	4,144	4,227
Interest and other, net	6,748	6,949
Income tax expense	7,188	59,177
Non-controlling interests in operating loss (income) of consolidated subsidiaries	2,984	(105)

Adjusted EBITDA	$88,121	$52,454

Adjusted Net Income (Loss) Reconciliation

Management of the Company uses adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of adjusted net income (loss) allows investors and analysts to understand the results relating to receipt of revenue from its royalty interests and purchase and sale of gold from its streaming interests by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are presented net of tax generally at the Company’s statutory effective tax rate. Management’s determination of the components of adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Royal Gold stockholders is reconciled to adjusted net income (loss) as follows:

	September 30,
	(Unaudited, in thousands)
	2016	2015

Net income (loss) attributable to Royal Gold common stockholders	$29,787	$(45,046)

Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	56,000

Adjusted net income attributable to Royal Gold common stockholders	$29,787	$10,954

Net income (loss) attributable to Royal Gold common stockholders per share	$0.46	$(0.69)

Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	0.86

Adjusted net income attributable to Royal Gold common stockholders per share	$0.46	$0.17

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